
                                                                                      Notes
                                                                                      receivable   Cumulative
                                                 Common          Paid-In  Retained     -stock    translation
                           Preferred             stock
                              stock
                              Shares   Amount   Shares  Amount   capital  earnings    purchases   adjustment   Total

Balances at October 31,        1,208  $ 8,235    2,566  $1,045  $        $  2,125      $(150)      $ (218)  $  11,037
1993, as restated
Issuance of common stock                            55     157                           (77)                      80
Purchase of stock                                 (14)    (42)                                                   (42)
Net income                                                                  2,950                               2,950
Translation adjustment                                                                                 487        487
Balances at October 31,        1,208    8,235    2,607   1,160              5,075       (227)          269     14,512
1994, as restated
Reincorporation in Delaware                             (1,158)    1,158
Conversion of preferred      (1,208)  (8,235)    1,550       2    8,233
stock
Exercise of warrant                                888       1      716                                           717
Public stock offering                            2,550       3   25,849                                        25,852
Employee stock purchases                           114              468                 (250)                     218
Option exercises                                   117              632                                           632
Purchase of stock                                 (64)            (239)                   122                   (117)
Repayments of notes                                                                        38                      38
receivable
Net income                                                                  5,233                               5,233
Translation adjustment                                                                                (35)       (35)
Adjustment for change in
Span
Instruments Inc.'s year end                                                 (826)                               (826)
Balances at October 31,                          7,762       8   36,817     9,482       (317)          234     46,224
1995, as restated
Employee stock purchases                            60              466                  (41)                     425
Option exercises                                    47              261                                           261
Net income                                                                    571                                 571
Translation adjustment                                                                               (368)      (368)
Repayments of notes                                                                        25                      25
receivable
Balances at October 31,                          7,869  $    8  $37,544   $10,053     $ (333)      $ (134)  $  47,138
1996
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